Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements (No.'s 333-41714, 333-69334, and 333-139999) on Form S-8 of Transgenomic, Inc. and Subsidiary of our report dated March 14, 2013, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in the Annual Report on Form 10-K of Transgenomic, Inc. and Subsidiary for the year ended December 31, 2012.

/s/ McGladrey LLP
Omaha, Nebraska
March 14, 2013